EXHIBIT 5.1

SIDLEY AUSTIN BROWN & WOOD LLP

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April 13, 2005

American Bar Retirement Association

541 North Fairbank Court

Chicago, Illinois 60611-3314

State Street Bank and Trust Company

One Lincoln Street

Boston, Massachusetts 02111

State Street Bank and Trust Company

    of New Hampshire

20 Trafalgar Square, Suite 449

Nashua, New Hampshire 03063

Re:	American Bar Association Members/State Street Collective Trust
Registration Statement on Form S-1
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Dear Ladies and Gentlemen:

In connection with the above-captioned Registration Statement on Form S-1, as amended by Amendment No. 1 thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested by State Street Bank and Trust Company of New Hampshire (the “Trustee”), a New Hampshire trust company and the trustee of the American Bar Association Members/State Street Collective Trust (the “Collective Trust”), a collective trust maintained by the Trustee for the purpose of providing various investment vehicles for assets contributed by members of the American Bar Association Members Retirement Program, a program sponsored by the American Bar Retirement Association, an Illinois not-for-profit corporation (“ABRA”), to render our opinion as to the legality of the $300,000,000 of units of beneficial interests in its collective investment funds and three portfolios of a Structured Portfolio Service (the “Units”), under the Collective Trust and that are being registered under the Registration Statement.

SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP

PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD LLP	CHICAGO

American Bar Retirement Association

State Street Bank and Trust Company

State Street Bank and Trust Company of New Hampshire

April 13, 2005

In connection with this opinion letter, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined the following documents (collectively, the “Documents”):

(1) the Amended and Restated Administrative and Investment Services Agreement effective January 1, 2003, between ABRA and State Street Bank and Trust Company (“State Street Bank”), as amended;

(2) the American Bar Association Members Retirement Trust dated January 1, 1992 between ABRA and State Street Bank, as amended;

(3) the American Bar Association Members Pooled Trust for Retirement Plans dated January 1, 1992 between ABRA and State Street Bank, as amended; and

(4) the Declaration of Trust of the Collective Trust, as amended and restated December 5, 1991, as amended.

In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such other certificates, agreements, documents, statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion expressed herein.

In our examination of the above documents, we have assumed, without independent investigation, the enforceability of the Documents against each party to them, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the original documents of all certified, photostatic, reproduced or conformed copies thereof submitted to us for examination.

Based on the above, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Units, when issued and delivered and paid for as contemplated in the Registration Statement and the Documents, will be legally issued, fully paid and non-assessable.

To the extent that any matters covered by this opinion letter involve New Hampshire law, we have not made an independent investigation of such law but have, with your consent, relied exclusively upon the opinion letter of Sulloway & Hollis, P.L.L.C., which is being filed as an exhibit to the Registration Statement, subject to the exceptions, qualifications and limitations expressed in such opinion letter.

SIDLEY AUSTIN BROWN & WOOD LLP	CHICAGO

American Bar Retirement Association

State Street Bank and Trust Company

State Street Bank and Trust Company of New Hampshire

April 13, 2005

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Sidley Austin Brown and Wood LLP